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                                                             EXHIBIT d(2)(c)(ii)

                                    AMENDMENT

                                       TO

                             SUB-ADVISORY AGREEMENT

       WHEREAS, MainStay Management, Inc. ("MainStay Management") and Madison Square Advisors, Inc. ("MSA") are parties to an investment sub-advisory agreement, on behalf of the MainStay Growth Opportunities series of The MainStay Funds, dated May 20, 1998 (the "Agreement");

       WHEREAS, MainStay Management Inc. has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, MSA has converted from a corporation to a limited liability company under Delaware law;

       WHEREAS, the Board of Trustees of The MainStay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of each of MainStay Management and MSA to limited liability companies; and

       NOW THEREFORE, the parties hereby agree as follows:

       Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to MainStay Management, Inc. in its entirety and replace it with MainStay Management LLC and to delete each reference to Madison Square Advisors, Inc. in its entirety and replace it with Madison Square Advisors LLC.

       IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers and attested as of the 1st day of October, 1999.

                                               MainStay Management LLC

                                               By:
---------------------------------                 -----------------------------
Attest

Secretary                                      Senior Vice President
---------------------------------              --------------------------------
Title                                          Title


                                               Madison Square Advisors LLC


                                               By:
---------------------------------                 -----------------------------
Attest


Managing Director                              President
---------------------------------              --------------------------------
Title                                          Title